Exhibit 10aj

CONFIDENTIAL

EXCLUSIVE SALES AGREEMENT *

This Exclusive Sales Agreement (the “Agreement”) is entered into by Lazare Kaplan International Inc., a Delaware corporation (“Lazare”), Lazare Kaplan Japan Inc., a Japan branch office of a wholly-owned subsidiary of Lazare (“Lazare Japan”), and Primo Japan Co. Ltd., a company organized under the laws of Japan (“Primo”) (each individually referred to as a “Party,” and collectively as the “Parties,”), on December 10, 2007, and shall be effective from the date (the “Effective Date”) upon which Lazare receives full and final payment of the royalty described in Article 2 of the License Agreement entered into between Lazare and Primo on December 10, 2007 (the “License Agreement”).

WITNESSES THAT WHEREAS:

A.       Primo is a manufacturer and distributor of jewelry in Japan;

B.       Lazare is a cutter, manufacturer and seller of branded diamonds, branded diamond jewelry, and other products bearing a “Lazare Diamond” logo (the “Products”), and of other products;

C.      Lazare wishes to expand the sales of the Products in Japan, and Primo believes it can help Lazare achieve this goal;

Lazare therefore wishes to grant to Primo exclusive distributorship rights to sell the Products in Japan, and Primo wishes to accept such grant and to become an exclusive distributor of the same, subject to the terms and conditions set forth below.

ARTICLE 1
APPOINTMENT

1.1 Appointment. Subject to the terms and conditions of this Agreement, Lazare hereby appoints Primo, and Primo hereby accepts appointment as Lazare's exclusive distributor of the Products to customers (whether resellers or end users) in the territory of Japan (the “Territory”) for distribution in the Territory only. [*]

1.2 Limitations. Primo shall not distribute the Products except as expressly set forth in this Agreement. Primo agrees that, within the Stand Alone Stores (as defined below), the in-store boutiques, and other points of sale where the Products are sold, it shall not offer for sale, sell, or otherwise distribute or in any way promote any products other than the Products. Except as expressly provided in this Agreement, no right, title or interest is granted by Lazare to Primo. Without limiting the foregoing, no right, title or interest is granted by Lazare to Primo relating to products other than the Products.

* Certain portions of this Agreement have been omitted pursuant to a request for confidential treatment.

CONFIDENTIAL

For the avoidance of doubt and without limitation, Lazare and its affiliates reserve the right to sell and distribute products other than the Products within the Territory.

1.3 Distributorship Within the Territory. Primo acknowledges and understands that the grant of rights under this Agreement is limited to distributing and promoting for sale the Products within the Territory, and without limitation Primo covenants and agrees with Lazare that it shall not, directly or indirectly, transport or cause any person to transport for sale any of the Products to a location outside the Territory, or sell any Products to any person who reasonably foreseeably intends to transport for resale any of the Products to a location outside the Territory.

1.4 [*]

1.5 [*]

ARTICLE 2
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ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1 General Representations and Warranties of Each Party. Each Party respectively represents and warrants to the other Parties that:

(a) It is a company, and is duly formed, and validly existing under the laws of the place of its incorporation as stated in the first paragraph of this Agreement. It has taken all necessary action to authorize its execution, delivery and performance of this Agreement and, assuming due authorization, execution and delivery by each Party, this Agreement and all the obligations hereunder shall be legal, valid and binding obligations, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights; and

(b) No petition seeking or acquiescing in any bankruptcy, corporate rehabilitation, composition, special liquidation or corporate reorganization or other similar relief under applicable law has been filed by it or, to the best of its knowledge, by any party against it, and it is not insolvent, and the consummation of the transactions contemplated by this Agreement will not render it insolvent. As of the date of this Agreement, it has the financial ability to meet its obligations under this Agreement; and

(c) Its entering into this Agreement shall not result in a breach of or constitute a default under any agreement or instrument to which it is a party and by which it is bound.

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ARTICLE 4
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ARTICLE 5
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ARTICLE 6
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ARTICLE 7
INTELLECTUAL PROPERTY RIGHTS

7.1 Ownership. Lazare, Lazare Japan, and Primo shall each remain the sole owners of its respective trademarks, trade names, logos, copyrights, designs and other intangible assets (collectively, the respective Party’s “Intellectual Property”) and will take no action to impair or contest another Party’s Intellectual Property. Any use by Primo of Lazare’s Intellectual Property, except use of the Lazare Marks as defined in the License Agreement (any use by Primo of which shall be made in accordance therewith), requires Lazare’s prior written approval, such approval which shall not be deemed to be a representation or warranty that such use is legal, valid, or proper. Nothing in this Agreement gives any Party or any third party any right, title or interest in or to any of another Party’s Intellectual Property. Primo will protect and preserve for Lazare any and all of Lazare’s Intellectual Property.

7.2 Infringement Notification. Each Party will promptly notify the other if it becomes aware of any dispute, infringement or unauthorized use involving such other Party’s Intellectual Property.

ARTICLE 8
TERM AND TERMINATION

8.1 Term. This Agreement shall continue in effect until terminated in accordance with Section 8.3.

8.2 [*]

8.3 Termination of the Agreement. This Agreement may be terminated as follows:

8.3.1 By Lazare or Primo upon written notice of termination if the other Party breaches any material term or condition of this Agreement and fails to cure that breach within thirty (30) days after receiving written notice stating the nature of the breach; or

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8.3.2 By Lazare or Primo, effective immediately, if the other Party should become the subject of any voluntary or involuntary application for bankruptcy (“hasan”), special liquidation (“tokubetu seisan”), corporate rehabilitation (“minji saisei”), or corporate reorganization (“kaisha kosei”), or other insolvency proceedings or be unable to meet its financial obligations to its creditors or make an assignment or other arrangement for the benefit of its creditors, or if such other Party should be nationalized or have any of its material assets expropriated; or

8.3.3 By Lazare or Lazare Japan, effective immediately, if there should occur any material change in the financial condition of Primo that prevents Primo from fulfilling its obligations hereunder; or

8.3.4 By Lazare or Lazare Japan, effective immediately, if any law or regulation should become adopted or in effect in the Territory that would restrict Lazare's termination rights or otherwise invalidate any provisions hereof; or

8.3.5 By Lazare or Lazare Japan, effective immediately, if Primo knowingly makes any false or untrue statements or representations herein or in the performance of this Agreement.

8.4 [*]

8.5 No Liability for Termination. Except as expressly required by law, in the event of termination of this Agreement by either Party in accordance with any of the provisions of this Agreement, neither Party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Lazare or Primo. Termination shall not, however, relieve any Party of obligations incurred prior to the termination.

ARTICLE 9
EFFECT OF TERMINATION

9.1 Continuing Provisions. Notwithstanding the termination of this Agreement for any reason whatsoever, Sections 7.1, 8.4, 8.5, 9.1, 10.5, 10.7, 10.8, and 10.15 shall survive such termination and remain in effect between the Parties.

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ARTICLE 10
GENERAL

10.1 Independent Contractor Status. The relationships of Lazare and Primo, and of Lazare Japan and Primo, respectively, established by this Agreement are that of independent contractors, and except as between Lazare and Lazare Japan no Party is an employee, agent, partner, or joint venturer of the other. Primo shall not be considered an agent or legal representative of Lazare or of Lazare Japan for any purpose, and neither Primo nor any director, officer, agent, or employee of Primo shall be, or be considered, an agent or employee of Lazare or Lazare Japan. Primo is not granted and shall not exercise the right or authority to assume or create any obligation or responsibility on behalf of or in the name of Lazare or Lazare Japan. All sales and other agreements between Primo and its customers are Primo’s sole responsibility and will have no effect on Lazare’s obligations under this Agreement.

10.2 Operations and Expenses. The detailed operations of Primo under this Agreement are subject to the sole control and management of Primo. Primo shall be responsible for all of its own expenses and employees. Primo shall provide, at its own expense, such office space and facilities, and hire and train such personnel, as may be required to carry out its obligations under this Agreement. Primo agrees that it shall incur no expense chargeable to Lazare, except as may be specifically authorized in advance in writing in each case by Lazare.

10.3 Notice. Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing in English and in Japanese and shall be deemed to have been duly given (i) if delivered personally; when received, (ii) if transmitted by facsimile (with concurrent deposit with an overnight courier service), upon receipt of a transmission confirmation, or (iii) if by an overnight courier service, on the day a signed receipt is obtained by such courier service. All such notices, requests, demands and other communications shall be addressed as follows:

If to Lazare and if to Lazare Japan:
Lazare Kaplan Japan Inc.
8-7, Taito 4-Chome Taito-ku
Tokyo, 110-0016 Japan

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If to Primo:
Primo Japan Co., Ltd.
Ginza east Bldg. 16-14, Ginza 7-chome, Chuo-ku,
Tokyo, 104-0061 Japan.

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10.4 Assignment. Neither Lazare nor Primo shall have the right to assign its rights or delegate its duties set forth in this Agreement, provided that the Parties may assign their respective rights to a wholly-owned subsidiary with the prior written approval of the other Party, which approval shall not unreasonably be withheld.

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10.5 [*]

10.6 Obligation to Inform. If any Party changes its name, changes the location of its head office, or makes any other material organizational change, such Party must immediately inform the other Parties of such change in writing.

10.7 [*]

10.8 Language. This Agreement is executed in the English language. Any Japanese version of this Agreement is created for convenience only and shall not be binding on the Parties.

10.9 Further Assurances. Each Party shall from time to time execute and deliver all such documents and instruments and do all acts and things as the other Parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. Without limitation to the foregoing, each Party shall cause its subsidiaries, branch offices, and other affiliates under its control to comply with the terms of this Agreement.

10.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof. Should there be any inconsistencies or conflict between this Agreement and any prior agreement of the Parties, or of any of the Parties, this Agreement supersedes the prior understanding or agreement between the respective Parties only with respect to such inconsistent or conflicting terms.

10.11 Amendment and Waiver. No modification of, or amendment to, this Agreement will be valid or binding unless set forth in writing and duly executed by all Parties hereto. No waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing, signed by the Party purporting to give the same and, unless otherwise provided, such waiver will be limited to the specific breach waived.

10.12 Business Days. In this Agreement, all references to numbers of days shall mean days other than Saturdays, Sundays and statutory holidays in Japan or the United States, as the case may be, unless otherwise specified.

10.13 Headings. The headings of this Agreement are for convenience of reference only and do not affect the construction or interpretation of this Agreement.

10.14 [*]

10.15 Severability. If any term or provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability will attach only to such term and will not affect the validity of any other provision hereof which will continue in full force and effect.

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10.16 Affiliates, Successors and Permitted Assigns. Any reference to Lazare in this Agreement is also a reference to an affiliate of Lazare, where the context so requires. Any reference to a Party to this Agreement is also a reference to such Party’s successors in interest and permitted assigns.

10.17 [*]

10.18 [*]

IN WITNESS WHEREOF, Lazare, Primo and Lazare Japan have each executed this Agreement as of the date first shown above:

LAZARE

By: /s/
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PRIMO

By: /s/

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LAZARE JAPAN

By: /s/
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EXHIBIT A

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